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                                                                   Exhibit 10.47


As of September 20, 2000

Mr. Stephen Melvin, CFO
The Princeton Review, Inc.
2315 Broadway
New York, New York 10024

Re:  Credit Facility

Gentlemen:

EXCEL BANK, N.A. (the "Bank") is pleased to advise you that it has approved a $4,500,000 (Four Million Five Hundred Thousand Dollars) line of credit (the "Line of Credit") for The Princeton Review, Inc. (the "Borrower") under the terms and conditions contained in this letter (the "Line Letter") and outlined below.

Purpose
of Credit Facilities:  This Line of Credit is intended as a loan facility under which the Bank may make short term loans ("Loans") for the acquisition of franchises and for working capital purposes.

Amount and
Availability:          Four Million Five Hundred Thousand Dollars
                       ($4,500,000.00) in the aggregate at any one time outstanding.

Collateral Security:   Shall mean a first priority security interest in all
                       present and future personal property of the Borrower and each Guarantor, in favor of the Bank and assignments by the Borrower of the Borrower's membership interests in Princeton Review Management, LLC, Princeton Review
                       Publishing, LLC, Princeton Review Products, LLC and
                       Princeton Review Operations, LLC. In addition, Borrower will pledge to the Bank its ownership interest it any company it may hereafter acquire within 30 days of the acquisition thereof (all such companies being hereafter referred to individually as a "Subsidiary" or collectively "Subsidiaries" as the context hereof may require).

Expiration Date:       This facility shall expire on the earlier of October 1,
                       2001 or the prepayment of the loan from the proceeds of the IPO which payment shall be made


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                       within 10 business days thereof. If prepayment occurs
                       prior December 27, 2000, Borrower will pay the Bank a prepayment penalty of $45,000.00.

Guaranty:              Receipt of a guaranty, in form and substance satisfactory
                       to the Bank, from each Subsidiary. In addition thereto, the Bank shall receive a guaranty, in similar a form, from any and all companies, corporations or other business entities formed by any of the Borrower or any guarantor while the Loan remains outstanding. Such guaranties shall be duly executed and delivered to the Bank within 10 business days of the formation or creation of such entity.

Interest Rate,
Commitment Fee and
Operating Accounts:    (a) The Loans shall bear interest at a fluctuating rate
                       per annum equal to One Per Cent (1.00%) in excess of the Wall Street Journal prime ("Prime Rate") from time to time in effect, such interest rate to change when and as the Prime Rate changes.

                       (b) Interest on all Loans shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable monthly in arrears on the first day of each month. The term "Prime Rate" means the variable per annum rate of interest so designated by the Wall Street Journal from time to time as the prime rate. The Prime Rate is reference rate and does not necessarily represent the lowest or best rate being charged to any customer by the Bank.

                       (c) The Borrower shall maintain an operating account with the Bank.

                       (d) A commitment fee of one quarter of one percent (1/4 %) per annum on the unused portion of the total Line of Credit, payable monthly in arrears. The commitment fee starts accruing as of the acceptance date of this letter.

Financial Covenants:   So long as the Loan remains outstanding, the Borrower
                       will not make any distribution or payment in the nature of a dividend to its stockholders nor shall it, or any of Subsidiaries create, incur or suffer to exist indebtedness for borrowed money except for indebtedness subordinate in right of payment to the indebtedness to the Bank. No subordinated indebtedness shall be payable in advance of the senior indebtedness nor shall the provisions of any subordination agreement permit the Borrower to prepay or anticipate of payment of the subordinated indebtedness so long as the senior indebtedness is in default or the making of such a payment would result in the occurrence of such a default.
                       In addition thereto, the Borrower will agree not to make any prepayment of the subordinated indebtedness so long as the senior


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                       indebtedness remains outstanding, nor shall the holder of
                       any subordinated indebtedness take any action with respect to any collateral security therefor until the senior indebtedness is paid and satisfied in full. Anything to contained herein or in any of the loan document to the contrary notwithstanding, the Bank agrees that the Borrower may grant a security interest to Reservoir Capital Group in Borrower's assets in connection with loans that it may hereafter make to the Borrower provided the same are subordinated in accordance with the provisions hereof.

Reporting
Requirements:          During the period in which this Line of Credit remains in
                       effect and/or any obligations thereunder are outstanding, the Borrower will deliver to the Bank the following:

                       (i) Within 120 days after the end of the fiscal year of the Borrower, combined and combining annual financial statements consisting of a balance sheet, statement of income and retained earnings and statement of cash flow for the period to which it applies. The annual financial statements will be in a form and substance satisfactory to the Bank reviewed by Ernst & Young LLP or any other independent certified public accountant selected by the Borrower and reasonably acceptable to the Bank.

                       (ii) Within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, combined and combining financial statements consisting of a balance sheet, statement of income and retained earnings and statement of cash flow for the period to which it applies. The quarterly financial statements will be in a form and substance satisfactory to the Bank prepared on a compiled basis by the chief financial officer of the Borrower (subject to normal year-end adjustments).

                       (iii) All financial statements will be accompanied by a certificate of the chief financial officer of the Borrower certifying that there has not occurred a default or an event of default.

Amendment:             No amendment of any provisions of this Line Letter shall
                       be effective unless it is in writing and signed by the Borrower and the Bank, and no waiver of any provision of this Line Letter, and no consent to any departure thereof by the Borrower therefrom, shall be effective unless it is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given.


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Documentation:         Utilization of this Line of Credit is subject to the
                       execution and delivery of legal documentation in form and substance satisfactory to the Bank and its counsel, which documentation will include, but not be limited to, promissory note(s), general security agreement, guarantees, assignments, any required regulatory, governmental, or other third-party approval or consents.

Fees: All reasonable legal fees incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Line of Credit and the transactions contemplated hereby shall be for the account of the Borrower.

Taxes and other
Charges: All payments by the Borrower in connection with this Line of Credit shall be made in United States Dollars, free and clear of any present or future taxes, levies, deductions or withholding of whatever nature.

Governing Law,
Jurisdiction:          This letter agreement and each extension of credit
                       hereunder shall be governed by and construed in accordance with the laws of the State of New York and the Borrower hereby submits to the jurisdiction of the United
                       States federal courts and the courts of the State of New
                       York located in any county or city as selected by the Bank within the State of New York.

The terms and conditions of the facility are not limited to those outlined above; those matters not covered or made clear in the above outline are subject to mutual agreement of the parties.

If the foregoing is satisfactory to you, please execute a copy of this letter where your name appears below and return the same to the undersigned. This offer is available if executed on or before October 2, 2000. We appreciate the opportunity to be of service to you.

Read agreed and consented to:                    Very truly yours,

THE PRINCETON REVIEW, INC.                       EXCEL BANK, N.A.


By:/s/ Stephen Melvin                            By:/s/ Roberto Mejia
   -----------------------------------------        ----------------------------
Name: Stephen Melvin                             Name: Roberto Mejia
Title: Treasurer and Chief Financial Officer     Title: Vice President



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